UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 22, 2004 (March 16, 2004)

Wellsford Real Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12917	13-3926898

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue, New York, New York		10022

(Address of Principal Executive Office)		(Zip Code)

(212) 838-3400

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On March 22, 2004, Wellsford Real Properties, Inc. (the “Company”) announced that the Wellsford/Whitehall Group, L.L.C., a joint venture (the “Venture”) among the Company, the Whitehall funds (“Whitehall”), and a New England family, did not make $0.4 million of a $1.1 million scheduled debt service payment on a $64 million loan which is collateralized by six Boston properties of the Venture. The Company had previously reported that the Venture manager had requested a dialogue with the special servicer of such debt. The Venture, in which the Company has a 32.59% equity interest, is managed by an affiliate of The Goldman Sachs Group, Inc. which is also an affiliate of Whitehall. During the fourth quarter of 2003, the Venture had recorded an approximate $114.7 million impairment charge on certain of its real estate assets, of which 67% was applicable to five of the Boston properties.

The manager of the Venture met with the special servicer and presented various potential debt term alternatives. As part of the process, the manager has not made that portion of the March debt service payment in excess of rent receipts of the six properties, which are paid directly into a lockbox with the lender. In addition to the debt service payment default, the special servicer has informed the Venture that it also is in default for violation of certain other conditions of the loan agreement.

The outcome of the loan restructure negotiations cannot be determined at this time. The Venture’s equity in the entity owning the six properties collateralizing the debt approximates $8 million at December 31, 2003.

(c)	Exhibits
	99.1	Press release issued March 22, 2004 reporting nonpayment of $0.4 million of a $1.1 million scheduled debt service payment on a $64 million loan which is collateralized by six Boston properties of Wellsford/Whitehall Group, L.L.C.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLSFORD REAL PROPERTIES, INC.

By:	/s/ James J. Burns James J. Burns Senior Vice President, Chief Financial Officer

Date:        March 22, 2004

EXHIBIT 99.1

WELLSFORD REAL PROPERTIES, INC.
535 MADISON AVENUE 26TH FLOOR NEW YORK, NY 10022
212-838-3400            FAX 212-421-7244

FOR IMMEDIATE RELEASE:

WELLSFORD REAL PROPERTIES ANNOUNCES DEBT NON-PAYMENT
BY THE WELLSFORD/WHITEHALL GROUP, L.L.C. OFFICE VENTURE

NEW YORK, March 22, 2004 – Wellsford Real Properties, Inc. (AMEX: “WRP”) today announced that the Wellsford/Whitehall Group, L.L.C., a joint venture (the “Venture”) among WRP, the Whitehall funds (“Whitehall”), and a New England family, did not make $0.4 million of a $1.1 million scheduled debt service payment on a $64 million loan which is collateralized by six Boston properties of the Venture. WRP had previously reported that the Venture manager had requested a dialogue with the special servicer of such debt. The Venture, in which WRP has a 32.59% equity interest, is managed by an affiliate of The Goldman Sachs Group, Inc. which is also an affiliate of Whitehall. During the fourth quarter of 2003, the Venture had recorded an approximate $114.7 million impairment charge on certain of its real estate assets, of which 67% was applicable to five of the Boston properties.

The manager of the Venture met with the special servicer and presented various potential debt term alternatives. As part of the process, the manager has not made that portion of the March debt service payment in excess of rent receipts of the six properties, which are paid directly into a lockbox with the lender. In addition to the debt service payment default, the special servicer has informed the Venture that it also is in default for violation of certain other conditions of the loan agreement.

The outcome of the loan restructure negotiations cannot be determined at this time. The Venture’s equity in the entity owning the six properties collateralizing the debt approximates $8 million at December 31, 2003.

WRP is a real estate merchant banking firm organized in 1997 and headquartered in New York City which acquires, develops, finances and operates real estate properties and organizes and invests in private and public real estate companies.

This press release, together with other statements and information publicly disseminated by WRP, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of WRP, its joint venture investments or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following, which are discussed in greater detail in the “Risk Factors” section of WRP’s registration statement on Form S-3 (file No. 333-73874) filed with the Securities and Exchange Commission (“SEC”) on December 14, 2001, as may be amended, which is incorporated herein by reference: inability to meet financial and valuation covenants contained in loan agreements; inability to repay financings; inability to obtain relief under existing financing terms; risk of foreclosure on collateral; risk related to the maintenance of tax indemnities; risks associated with equity investments in and with third parties; risks associated with our reliance on joint venture partners including, but not limited to, the inability to obtain consent from partners for certain business decisions, reliance on partners who are solely responsible for the books, records and financial statements of such ventures, the potential risk that our partners may become bankrupt, have economic or other business interests and objectives which may be inconsistent with those of WRP and our partners being in a position to take action contrary to our instructions or requests; and other risks listed from time to time in WRP’s reports filed with the SEC. Therefore, actual results could differ materially from those projected in such statements.

Press Contact:	Mark P. Cantaluppi Wellsford Real Properties, Inc. Vice President, Chief Accounting Officer & Director of Investor Relations (212) 838-3400